Exhibit (12)

[  ], 2009                                                           42264.00004

Daily Income Fund
600 Fifth Avenue, 8th Floor
New York, New York 10020

Sentinel Group Funds, Inc.
National Life Drive
Montpelier, Vermont  05604


Re: Reorganization of the Sentinel Government Money Market Fund into the U.S. Government Portfolio

Ladies and Gentlemen:

We have acted as counsel to the Daily Income Fund in connection with the reorganization of the Sentinel Government Money Market Fund (the "Acquired Fund"), a series of Sentinel Group Funds, Inc. ("Sentinel"), into the U.S. Government Portfolio (the "Acquiring Fund", and together with the Acquired Fund, the "Funds"), a series of the Daily Income Fund, in accordance with an Agreement and Plan of Reorganization (the "Plan") dated [September 17], 2009, and the Form N-14 Registration Statement of the Daily Income Fund (Registration No.
333-[     ]) (the "Registration Statement") as filed with the Securities and
Exchange Commission on [September 9, 2009]. Pursuant to the Plan and in accordance with the Registration Statement, (i) all of the then-existing assets of the Acquired Fund will be transferred to the Acquiring Fund in exchange for a number of Institutional Service Class Shares (the "Shares") of the Acquiring Fund equivalent in aggregate net asset value to the aggregate net asset value of the Class A and Class B Shares of the Acquired Fund outstanding immediately prior to the Closing Date (as defined in the Registration Statement); (ii) the Acquiring Fund will assume all known and disclosed liabilities of the Acquired Fund; and (iii) the Shares of the Acquiring Fund will be distributed to the shareholders of the Acquired Fund and the Acquired Fund will be terminated (the "Reorganization"). This opinion is furnished to you pursuant to section 8.6 of the Plan.

Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Plan. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Daily Income Fund in connection with the Reorganization. For the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

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(a)  the Plan;

(b)  the Registration Statement;

(c) such other instruments and documents related to the formation, organization and operation of the Acquired Fund and the Acquiring Fund and related to the consummation of the Reorganization and the transactions contemplated thereby as we have deemed necessary or appropriate; and

(d)  the certificates attached to this opinion as Exhibit A.

In connection with rendering this opinion, we have with your permission assumed, without any independent investigation or review thereof, the following:

1. That original documents (including signatures) are authentic; that documents submitted to us as copies conform to the original documents; and that there is (or will be on or prior to the Closing Date) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

2. That all representations, warranties and statements made or agreed to by the Daily Income Fund or Sentinel on behalf of the Funds, and their management, employees, officers, directors and shareholders thereof in connection with the Reorganization, including but not limited to those set forth in the Plan (including the exhibits) are true and accurate at all relevant times; and that all covenants contained in such documents are performed without waiver or breach of any material provision thereof.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that for federal income tax purposes:

         The transfer of all of the assets and liabilities of the Acquired Fund to the Acquiring Fund in exchange for the Shares of the Acquiring Fund and the distribution to shareholders of the Acquired Fund of the Shares of the Acquiring Fund, as described in the Plan, will constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(C) of the Code, and the Acquired Fund and the Acquiring Fund each will be considered "a party to a reorganization" within the meaning of Section 368(b) of the Code;

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         No gain or loss will be recognized by the Acquired Fund upon (a) the transfer of its assets and liabilities to the Acquiring Fund in exchange for the issuance of the Shares of the Acquiring Fund to the Acquired Fund and the assumption by the Acquiring Fund of the Acquired Fund's liabilities, if any, and (b) the distribution by the Acquired Fund to its shareholders of the Shares of the Acquiring Fund received as a result of the Reorganization (Sections 361(a), 354(a) and 357(a) of the Code);

         No gain or loss will be recognized by the Acquiring Fund upon its receipt of the assets and liabilities of the Acquired Fund in exchange for the issuance of the Shares of the Acquiring Fund to the Acquired Fund and the assumption by the Acquiring Fund of the Acquired Fund's liabilities, if any (Section 1032(a) of the Code);

         The tax basis of the Shares of the Acquiring Fund received by a shareholder of the Acquired Fund in the aggregate will be the same as the aggregate tax basis of the shareholders' Acquired Fund shares immediately prior to the Reorganization (Section 358(a)(i) of the Code);

         The tax basis of the Acquiring Fund in the assets and liabilities of the Acquired Fund received pursuant to the Reorganization will be the same as the tax basis of the assets and liabilities in the hands of the Acquired Fund immediately before the Reorganization (Section 362(b) of the Code);

         The tax holding period for the Shares of the Acquiring Fund issued in connection with the Reorganization will be determined by including the period for which the shareholder held shares of the Acquired Fund exchanged therefor, provided that the shareholder held such shares of the Acquired Fund as capital assets;

         The tax holding period for the Acquiring Fund with respect to the assets and liabilities of the Acquired Fund received in the Reorganization will include the period for which such assets and liabilities were held by the Acquired Fund (Section 1223(2) of the Code);

         The Acquired Fund's shareholders will not recognize gain or loss upon the exchange of their shares of the Acquired Fund for Shares of the Acquiring Fund as part of the Reorganization;

         The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder (Section 381(a) of the Code); and

         The tax year of the Acquired Fund will end on the date of the Reorganization (Section 381(b) of the Code).

This opinion does not address the various state, local or foreign tax consequences that may result from the Reorganization. In addition, no opinion is expressed as to any federal income tax consequence of the Reorganization except as specifically set forth herein, and this opinion may not be relied upon except by the Acquiring Fund and the Acquired Fund and their shareholders with respect to the consequences specifically discussed herein.

This opinion addresses only the general tax consequences of the Reorganization expressly described above and does not address any tax consequence that might result to a shareholder

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in light of its particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons or who acquired their shares in connection with stock options or stock purchase plans or in other compensatory transactions.

No opinion is expressed as to any transaction other than the Reorganization as described in the Plan or to any other transaction whatsoever including the Reorganization if all the transactions described in the Plan are not consummated in accordance with the terms of the Plan and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion represents only our best judgment as to the federal income tax consequences of the Reorganization and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings in effect as of the date that this opinion is dated. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Furthermore, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

 This opinion has been delivered to you for the purposes set forth in section
8.6 of the Plan and is solely for your benefit. We consent to the filing of this opinion with and as part of the Registration Statement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

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As required by U.S. Treasury Regulations governing tax practice, you are hereby advised that any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code.


Very truly yours,

PAUL, HASTINGS, JANOFSKY & WALKER LLP